Exhibit 21
Subsidiaries of Fastenal Company

Geographic Location	Subsidiary Name	Doing Business as	Year Incorporated	Jurisdiction of Incorporation
North America
United States	Fastenal International Holdings Company	Same	1994	Minnesota
	Fastenal Company Purchasing	Same	1997	Minnesota
	Fastenal Company Leasing	Same	1997	Minnesota
	Fastenal IP Company	Same	2005	Minnesota
	Fastenal Air Fleet, LLC	Same	2006	Minnesota
	River Surplus and Supply, LLC	Same	2014	Minnesota
	Fastenal Mexico, LLC	Same	2016	Minnesota
Canada	Fastenal Canada, Ltd.	Same	2008	Canada
Mexico	Fastenal Mexico Services S. de R.L. de C.V.	Same	1999	Mexico
	Fastenal Mexico S. de R.L. de C.V.	Same	1999	Mexico
Central & South America
Panama	Fastenal Panama S.A.	Same	2009	Panama
	Fastenal Latin America, S.A.	Same	2011	Panama
Brazil	Fastenal Brasil Importação, Exportação e Distribuição Ltda.	Same	2011	Brazil
	Fastenal Brasil Participacoes Ltda.	Same	2011	Brazil
Colombia	Fastenal Colombia S.A.S.	Same	2012	Colombia
Chile	Fastenal Chile SpA	Same	2013	Chile
Asia
China	Fastenal Asia Pacific Limited	Same	2003	Hong Kong, China
	FASTCO (Shanghai) Trading Co., Ltd.	Same	2003	Shanghai, China
	Fastenal (Shanghai) International Trading Co. Ltd.	Same	2012	Shanghai, China
	Fastenal (Tianjin) International Trading Co. Ltd.	Same	2012	Tianjin, China
	Fastenal (Shenzhen) International Trading Co. Ltd.	Same	2012	Shenzhen, China
India	Fastenal India Sourcing, IT and Procurement Private Ltd.	Same	2013	India
	Fastenal India Wholesale Private Ltd.	Same	2013	India
Southeast Asia
Singapore	Fastenal Singapore PTE Ltd.	Same	2001	Singapore
Malaysia	Fastenal Malaysia SDN BHD	Same	2009	Malaysia
Thailand	Fastenal (Thailand) Ltd.	Same	2012	Thailand
Europe
The Netherlands	Fastenal Europe, B.V.	Same	2003	The Netherlands
	Fastenal Netherlands Holdings, B.V.	Same	2015	The Netherlands
Hungary	Fastenal Europe, Kft.	Same	2009	Hungary
United Kingdom	Fastenal Europe, Ltd.	Same	2010	United Kingdom
Germany	Fastenal Europe GmbH	Same	2011	Germany
Czech Republic	Fastenal Europe, s.r.o.	Same	2011	Czech Republic
Italy	Fastenal Europe S.r.l.	Same	2011	Italy
Romania	Fastenal Europe RO S.r.l.	Same	2012	Romania
Sweden	Fastenal Europe AB	Same	2013	Sweden
Poland	Fastenal Europe Sp. z o.o.	Same	2013	Poland
Austria	Fastenal AT GmbH	Same	2016	Austria
Switzerland	Fastenal Europe Sàrl	Same	2017	Switzerland
Ireland	Fastenal Europe IE Limited	Same	2017	Ireland
Spain	Fastenal Europe, S.L.	Same	2018	Spain
France	Fastenal Europe FR Sàrl	Same	2018	France